Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-186467) of NCI Building Systems, Inc.,

(2)	Registration Statement (Form S-8 No. 333-176737) of NCI Building Systems, Inc.,

(3)	Registration Statement (Form S-8 No. 333-193057) of NCI Building Systems, Inc.,

(4)	Registration Statement (Form S-8 No. 333-173417) of NCI Building Systems, Inc.,

(5)	Registration Statement (Form S-8 No. 333-172822) of NCI Building Systems, Inc.,

(6)	Registration Statement (Form S-8 No. 333-166279) of NCI Building Systems, Inc.,

(7)	Registration Statement (Form S-8 No. 333-162568) of NCI Building Systems, Inc.,

(8)	Registration Statement (Form S-8 No. 333-139983) of NCI Building Systems, Inc.,

(9)	Registration Statement (Form S-8 No. 333-124266) of NCI Building Systems, Inc.,

(10)	Registration Statement (Form S-8 No. 333-111142) of NCI Building Systems, Inc.,

(11)	Registration Statement (Form S-8 No. 333-111139) of NCI Building Systems, Inc.,

(12)	Registration Statement (Form S-8 No. 333-34899) of NCI Building Systems, Inc.,

(13)	Registration Statement (Form S-8 No. 333-14957) of NCI Building Systems, Inc.,

(14)	Registration Statement (Form S-8 No. 333-12921) of NCI Building Systems, Inc.,

(15)	Registration Statement (Form S-3 No. 333-186466) of NCI Building Systems, Inc., and

(16)	Registration Statement (Form S-3 No. 333-156448) of NCI Building Systems, Inc.

of our report dated March 28, 2016, with respect to the consolidated financial statements of CENTRIA, included in this Current Report on Form 8-K of NCI Building Systems, Inc.

/s/ Ernst & Young LLP

Houston, Texas
March 28, 2016